Exhibit 25.1





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                      ------------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


                      ------------------------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)


               New York                      13-3439945
          (State of incorporation          (I.R.S. employer
          if not a national bank)          identification No.)

               40 Wall Street                     10005
            New York, New York                  (Zip Code)
          (Address of trustee's
        principal executive offices)


                       -----------------------------------

                           FAMILY BARGAIN CORPORATION

            (Exact name of obligor as specified in its charter)

          Delaware                           51-0299573

     (State or other jurisdiction of         (I.R.S. employer
     incorporation or organization)          identification No.)

          315 East 62nd Street
          New York, New York                 10021

     (Address of principal executive         (Zip Code)
          offices)


                      -------------------------------------


                 % Convertible Subordinated Debentures due 2006

                       (Title of the Indenture Securities)

                                     GENERAL

1.   General Information.
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.
     -------------------------------------------

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.
     ---------------------------------

     Furnish the following information as to each class of voting securities of the trustee:

                             As of August 31, 1996

- ---------------------------------------------------------------------------
               COL. A                                  COL. B

- ---------------------------------------------------------------------------
          Title of Class                               Amount Outstanding

- ---------------------------------------------------------------------------
Common Shares - par value $600 per share.              1,000 shares

4.   Trusteeships under Other Indentures.
     ------------------------------------


     None.


5.   Interlocking Directorates and Similar Relationships with the
     ------------------------------------------------------------
     Obligor or Underwriters.
     ------------------------


     None.

6.   Voting Securities of the Trustee Owned by the Obligor or its
     ------------------------------------------------------------
     Officials.
     ----------

     None.

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.
     --------------------------------------------------------------------------

     None.

8.   Securities of the Obligor Owned or Held by the Trustee.
     -------------------------------------------------------

     None.

9.   Securities of Underwriters Owned or Held by the Trustee.
     --------------------------------------------------------

     None.

10.  Ownership or Holdings by the Trustee of Voting Securities of
     ------------------------------------------------------------
     Certain Affiliates or Security Holders of the Obligor.
     ------------------------------------------------------

     None.

11.  Ownership or Holdings by the Trustee of any Securities of
     ----------------------------------------------------------
     a Person Owning 50 Percent or More of the Voting Securities
     -----------------------------------------------------------
     of the Obligor.
     ---------------

     None.

12.  Indebtedness of the Obligor to the Trustee.
     -------------------------------------------

     None.

13.  Defaults by the Obligor.
     -----------------------

     None.

14.  Affiliations with the Underwriters.
     -----------------------------------

     None.

15.  Foreign Trustee.
     ---------------

     Not applicable.

16.  List of Exhibits.
     -----------------

     T-1.1 -   A copy of the Organization Certificate of American
               Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.4 -   A copy of the By-Laws of American Stock Transfer
               & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.6 -   The consent of the Trustee required by Section
               312(b) of the Trust Indenture Act of 1939. - Exhibit A.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.


                     ---------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer and Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of September 1996.

                                        AMERICAN STOCK TRANSFER
                                             AND TRUST COMPANY
                                                Trustee




                                             By: /s/ illegible
                                                ------------------
                                                Vice President

                                                                       EXHIBIT A
                                                                       ---------













Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                                  Very truly yours,

                                                  AMERICAN STOCK TRANSFER
                                                   & TRUST COMPANY



                                                  By  /s/ illegible
                                                     ---------------------
                                                       Vice President



































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

Affix the address label in this space.                                                                                FFIEC 034
                                                                                                                      Page RC-1
                                                            EXHIBIT B
  American Stock Transfer & Trust Co.                                                                                     9
- -----------------------------------------------
Legal Title of Bank

  New York
- -----------------------------------------------
City

  New York                          10005
- -----------------------------------------------
State                                  Zip Code


FDIC Certificate Number | | | | |
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                                     C100
                                                                           Dollar Amounts in Thousands             Mil Thou
- --------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions:
                                                                                                         RCON
    a. Noninterest-bearing balances and currency and coin1,2                                             0081           216  1.a.
                                                                                                         RCON
    b. Interest-bearing balances3                                                                        0071                1.b.
2.  Securities:
                                                                                                         RCON
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                        1754                2.a.
                                                                                                         RCON
    b. Available-for-sale securities (from Schedule RC-B, column D)                                      1773      5    073  2.b.
3.  Federal funds sold and securities purchased under agreements to resell:
                                                                                                         RCON
    a. Federal funds sold4                                                                               0276                3.a.
                                                                                                         RCON
    b. Securities purchased under agreements to resell5                                                  0277                3.b.
4.  Loans and lease financing receivables:
                                                                                     RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C)                 2122                                    4.a.
                                                                                     RCON
    b. LESS: Allowance for loan and lease losses                                     3123                                    4.b.
                                                                                     RCON
    c. LESS: Allocated transfer risk reserve                                         3128                                    4.c.

    d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a.
                                                                                                         RCON
       minus 4.b and 4.c)                                                                                2125                4.d.
                                                                                                         RCON
5.  Trading assets                                                                                       3545                5.
                                                                                                         RCON
6.  Premises and fixed assets (including capitalized leases)                                             2145      2    950  6.
                                                                                                         RCON
7.  Other real estate owned (from Schedule RC-M)                                                         2150                7.
                                                                                                         RCON
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)             2130                8.
                                                                                                         RCON
9.  Customers' liability to this bank on acceptances outstanding                                         2155                9.
                                                                                                         RCON
10. Intangible assets (from Schedule RC-M)                                                               2143      5    711  10.
                                                                                                         RCON
11. Other assets (from Schedule RC-F)                                                                    2160      5    711  11.
                                                                                                         RCON
12. a. Total assets (sum of items 1 through 11)                                                          2170                12.a.
                                                                                                         RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)                                                     0306                12.b.
                                                                                                         RCON
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)(sum of items 12.a and 12.b)        0307     13    950  12.c.


          --------------------

     1    Includes cash items in process of collection and unposted debits.

     2 The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.

     3    Includes time certificates of deposit not held for trading.

     4 Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part I.

     5 Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a., "Federal funds sold."


                                                                                                                         FFIEC 034
                                                                                                                         Page RC-2
Schedule RC--Continued                                                                                                       10


                                                                           Dollar Amounts in Thousands        Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
                                                                                                         RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)                         2200            13.a.
                                                                                     RCON
       (1) Noninterest-bearing1                                                      6631                                13.a.(1)
                                                                                     RCON
       (2) Interest-bearing                                                          6636                                13.a.(2)

    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs

       (1) Noninterest-bearing

       (2) Interest-bearing
14. Federal funds purchased and securities sold under agreements to repurchase:
                                                                                                         RCON
    a. Federal funds purchased2                                                                          0278            14.a.
                                                                                                         RCON
    b. Securities sold under agreements to repurchase3                                                   0279            14.b.
                                                                                                         RCON
15. a. Demand notes issued to the U.S. Treasury                                                          2840            15.a.
                                                                                                         RCON
    b. Trading liabilities                                                                               3548            15.b.

16. Other borrowed money:

                                                                                                         RCON
    a. WITH A REMAINING MATURITY OF ONE YEAR OR LESS                                                     2332            16.a.
                                                                                                         RCON
    b. WITH A REMAINING MATURITY OF MORE THAN ONE YEAR                                                   2333            16.b.
                                                                                                         RCON
17. Mortgage indebtedness and obligations under capitalized leases                                       2910            17.
                                                                                                         RCON
18. Bank's liability on acceptances executed and outstanding                                             2920            18.
                                                                                                         RCON
19. Subordinated notes and debentures                                                                    3200            19.
                                                                                                         RCON
20. Other liabilities (from Schedule RC-G)                                                               2930  1    977  20.
                                                                                                         RCON
21. Total liabilities (sum of items 13 through 20)                                                       2948  1    977  21.

                                                                                                         RCON
22. Limited-life preferred stock and related surplus                                                     3282            22.
EQUITY CAPITAL
                                                                                                         RCON
23. Perpetual preferred stock and related surplus                                                        3838            23.
                                                                                                         RCON
24. Common stock                                                                                         3230       600  24.
                                                                                                         RCON
25. Surplus (exclude all surplus related to preferred stock)                                             3839  7    590  25.
                                                                                                         RCON
26. a. Undivided profits and capital reserves                                                            3632  3    617  26.a.
                                                                                                         RCON
    b. Net unrealized holding gains (losses) on available-for-sale securities                            8434       166  26.b.

27. Cumulative foreign currency translation adjustments
                                                                                                         RCON
28. a. Total equity capital (sum of items 23 through 27)                                                 3210 11    973  28.a.
                                                                                                         RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)                                                     0306            28.b.

    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)(sum
                                                                                                         RCON
       of items 28.a and 28.b)                                                                           3559 11    973  28.c.

29. Total liabilities, limited-life preferred stock, equity capital, and losses
                                                                                                         RCON
    deferred pursuant TO 12 U.S.C. 1823(j)(sum of items 21, 22, and 28.c)                                2257 13    950  29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external auditors as of any date during 1995                                     Number
                                                                                                         RCON
                                                                                                         6724            M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  = Review of the bank's financial statements by external auditors
6  = Compilation of the bank's financial statements by external auditors
7  = Other audit procedures (excluding tax preparation work)
8  = No external audit work

          --------------------

     1 Includes total demand deposits and noninterest-bearing time and savings deposits.

     2 Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."

     3 Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a., "Federal funds purchased."